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                                VERISIGN, INC.

                                 EXHIBIT 21.01

                        SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY LEGAL NAME                       JURISDICTION OF INCORPORATION
-----------------------------               ------------------------------------
VeriSign Japan K.K.                         Japan

SecureIT, Inc.                              Georgia

VeriSign AB                                 Sweden